26970359.7.BUSINESS THIRD SUPPLEMENTAL INDENTURE This Third Supplemental Indenture, made as of August 6, 2021 (the “Supplemental Indenture”), to that certain Indenture (as such indenture has been supplemented and amended by the First Supplemental Indenture, dated November 3, 2020 and by the Second Supplemental Indenture, dated as of November 19, 2020, the “Existing Indenture” and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”) dated as of July 15, 2019 among Aquestive Therapeutics, Inc., a Delaware corporation with an address at 30 Technology Drive, Warren, New Jersey 07059 (the “Issuer”), any Guarantor that becomes party thereto pursuant to Section 4.10 of the Existing Indenture, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Existing Indenture, providing for the issuance of an aggregate principal amount of up to $104.0 million of 12.5% Senior Secured Notes due 2025; WHEREAS, the Issuer proposes to amend the Existing Indenture (the “Proposed Amendments”), which amendments, pursuant to Section 9.02 of the Indenture, must be approved with the written consent of Holders of a majority in principal amount of the outstanding Notes voting as a single class (the “Required Holders”); WHEREAS, the Issuer has received and delivered to the Trustee and to the Collateral Agent the consent of the Required Holders to the Proposed Amendments (the “Holder Consent”); WHEREAS, the Issuer has been authorized by a resolution of its board of directors to enter into this Supplemental Indenture; WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and bylaws of the Issuer to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; WHEREAS, pursuant to Section 9.02, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture; and WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative on the date hereof. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained herein, pursuant to Section 9.02 of the Existing Indenture, the Issuer agrees with the Trustee and the Collateral Agent as follows:

2 ARTICLE 1 Amendment of Existing Indenture Section 1.01. Amendment of Existing Indenture. This Supplemental Indenture amends the Existing Indenture as provided for herein. Section 1.02. Amendment of Section 2.01. Pursuant to Section 9.02 of the Existing Indenture: Section 2.01(c) and (d) of the Existing Indenture are hereby amended and restated in their entirety as follows: “(c) On any Business Day on or prior to June 30, 2022 that does not fall between a Record Date and its related Payment Date (but, for the avoidance of doubt, only one Business Day, but not more than one Business Day), the Issuer may issue and deliver, in accordance with this Article 2, and pursuant to and in accordance with the terms and conditions of the October 2020 Purchase Agreements, without the consent of any Holder of or any holder of beneficial interests in the Securities, upon five Business Days’ written notice to the Trustee, First Additional Securities in an aggregate principal amount of $10,000,000; provided, that, as of such Business Day, as conditions to the issuance of such First Additional Securities, (i) no Event of Default has occurred and is continuing, (ii) the First Additional Securities Triggering Event has occurred and (iii) the Issuer shall deliver to the Trustee, in addition to the written order of the Issuer pursuant to Section 2.03, Officers’ Certificates of the Issuer (A) certifying as to the satisfaction of the foregoing clause (i) and clause (ii) and (B) stating that the representations and warranties of the Issuer in the October 2020 Purchase Agreements are true and correct in all material respects on and as of such Business Day with the same force and effect as if expressly made on and as of such Business Day (except for such representations and warranties qualified by materiality or material adverse effect, which are true and correct in all respects). Such First Additional Securities shall have the same terms as the Original Securities and any 2020 Additional Securities, except that the issue date, the issue price, the initial Payment Date and the initial date from which interest shall accrue may vary. If the Issuer determines that such First Additional Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such First Additional Securities will have the same CUSIP number as the Original Securities or any 2020 Additional Securities, as the case may be, and for U.S. federal income tax purposes will have the same issue date and issue price as the Original Securities or such 2020 Additional Securities, as the case may be. If the Issuer determines that such First Additional Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such First Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities and any 2020 Additional Securities. (d) On any Business Day on or prior to June 30, 2022 that does not fall between a Record Date and its related Payment Date (but, for the avoidance of doubt, only one Business Day, but not more than one Business Day), the Issuer may issue and deliver, in accordance with this Article 2, without the consent of any Holder of or any holder of beneficial interests in the Securities, upon five Business Days’ written notice to the Trustee, Second Additional Securities in an aggregate principal amount of up to $30,000,000; provided, that, as of such Business Day, if

3 the Issuer has issued the First Additional Securities, the Issuer may only issue and deliver such Second Additional Securities in an aggregate principal amount of up to $20,000,000; provided, further, that, as of such Business Day, as conditions to the issuance of such Second Additional Securities, (i) no Event of Default has occurred and is continuing, (ii) the Second Additional Securities Triggering Event has occurred and (iii) the Issuer shall deliver to the Trustee, in addition to the written order of the Issuer pursuant to Section 2.03, Officers’ Certificates of the Issuer (A) certifying as to the satisfaction of the foregoing clause (i) and clause (ii) (the “Second Additional Securities Triggering Event Officers’ Certificate”) and (B) stating that the representations and warranties of the Issuer in the October 2020 Purchase Agreements are true and correct in all material respects on and as of such Business Day with the same force and effect as if expressly made on and as of such Business Day (except for such representations and warranties qualified by materiality or material adverse effect, which are true and correct in all respects). Such Second Additional Securities shall have the same terms as the Original Securities and any First Additional Securities, 2020 Additional Securities, except that the issue date, the issue price, the initial Payment Date and the initial date from which interest shall accrue may vary. If the Issuer determines that such Second Additional Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such Second Additional Securities will have the same CUSIP number as the Original Securities or any First Additional Securities or 2020 Additional Securities, as the case may be, and for U.S. federal income tax purposes will have the same issue date and issue price as the Original Securities or such First Additional Securities, 2020 Additional Securities, as the case may be. If the Issuer determines that such Second Additional Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such Second Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities and any First Additional Securities, 2020 Additional Securities.” ARTICLE 2 Miscellaneous Provisions Section 2.01. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby. Section 2.02. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. Section 2.03. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this

4 Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 2.04. Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof. Section 2.05. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto. Section 2.06. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Section 2.07. No Representation; Recitals. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. The recitals to this Supplemental Indenture are made solely by the Issuer and shall not be attributable to the Trustee or the Collateral Agent. {Remainder of page intentionally left blank}